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                                                                                EXHIBIT 21.1


                                      THE NEIMAN MARCUS GROUP, INC.

                                        SUBSIDIARIES & AFFILIATES



       JURISDICTION
              OF
SUBSIDIARY/AFFILIATE               INCORPORATION  STOCKHOLDER

Bergdorf Goodman, Inc.             New York       Neiman Marcus Holdings, Inc.

Bergdorf Graphics, Inc.            New York       Bergdorf Goodman, Inc.

Chef's Catalog, Inc.               Delaware       The Neiman Marcus Group, Inc.

Ermine Trading Corporation         California     The Neiman Marcus Group, Inc.

Gurwich Bristow Products, L.L.C.   Delaware       The Neiman Marcus Group, Inc. (51%)
                                                  Gurwitch Partners  Limited (17.89%)
                                                  Stephens Group, Inc. (18.57%)
                                                  Other Investors (12.54%)

Kate Spade LLC                     Delaware       The Neiman Marcus Group, Inc. (56%)
                                                  Alex Noel, Inc. (44%)

NEMA Beverage Corporation          Texas          NEMA Beverage Holding Corporation

NEMA Beverage Holding Corporation  Texas          NEMA Beverage Parent Corporation

NEMA Beverage Parent Corporation   Texas          The Neiman Marcus Group, Inc.

NM Direct de Mexico, S.A. de C.V.  Mexico         The Neiman Marcus Group, Inc. (49,999 shares)
                                                  Neiman Marcus Holdings, Inc. (1 share)

NM Financial Services, Inc.        Delaware       The Neiman Marcus Group, Inc.

NM Nevada Trust                    Massachusetts  The Neiman Marcus Group, Inc. (90 shares)
                                                  Bergdorf Goodman, Inc. (10 shares)

NM Office, Inc.                    Florida        The Neiman Marcus Group, Inc.


NM Visual, Inc.                    Florida        The Neiman Marcus Group, Inc.

Neiman Marcus Funding Corporation  Delaware       The Neiman Marcus Group, Inc.

Neiman Marcus Holdings, Inc.       California     The Neiman Marcus Group, Inc.

Neiman Marcus Special Events, Inc. Delaware       The Neiman Marcus Group, Inc.

Pastille By Mail, Inc.             Delaware       The Neiman Marcus Group, Inc.

Worth Avenue Leasing Company       Florida        The Neiman Marcus Group, Inc.
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